UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2013

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York 12110

(Address of Principal Executive Offices) (Zip Code)

(518) 782-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 11, 2013, Plug Power Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC as the sole underwriter (the “Underwriter”), related to the issuance and sale of 18,600,000 shares (the “Offering”) of the Company’s common stock, par value $0.01 per share (“Common Stock”). The price to the public in this offering was $0.54 per share and the Underwriter will purchase the Common Stock from the Company pursuant to the Underwriting Agreement at a price of $0.5049 per share, representing a 6.5% discount to the public offering price. The Company has granted the Underwriter the option to purchase, at the same price, up to an additional 2,790,000 shares of Common Stock to cover over-allotments made in connection with the Offering, if any. The net proceeds to the Company are expected to be approximately $9.1 million, after deducting underwriting discounts and commissions and estimated transaction expenses payable by the Company associated with the Offering.

The Offering is expected to close on September 16, 2013, subject to the satisfaction of customary closing conditions. The Offering is being made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-173268) previously filed with the Securities and Exchange Commission (the “Commission”) and a prospectus supplement thereunder.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The Underwriting Agreement has been attached hereto as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1, and is incorporated herein by reference. The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

On September 10, 2013, the Company issued a press release announcing the launch of the Offering, and on September 11, 2013, the Company issued a press release announcing the pricing of the Offering. A copy of each such press release is attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Forward-Looking Statements

This report contains forward-looking statements that are subject to a number of risks and uncertainties, including statements about our expectations regarding the completion, timing and size of the Offering and our anticipated use of proceeds from the Offering. Actual results may differ materially from those set forth in this report due to risks and uncertainties detailed in the risk factors included in our Annual Report on Form 10-K filed with the SEC on April 1, 2013 and in our other filings with the SEC. Except as required by law, we undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

Item 9.01.	Financial Statements and Exhibits

d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement dated as of September 11, 2013 by and between Plug Power Inc. and Cowen and Company, LLC

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

99.1	Press release of Plug Power Inc. issued September 10, 2013

99.2	Press release of Plug Power Inc. issued September 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: September 11, 2013	By:	/s/ Andrew Marsh
Andrew Marsh, President and Chief Executive Officer.

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated as of September 11, 2013 by and between Plug Power Inc. and Cowen and Company, LLC

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

99.1	Press release of Plug Power Inc. issued September 10, 2013

99.2	Press release of Plug Power Inc. issued September 11, 2013